Firebrand Financial Group, Inc.

FOR IMMEDIATE RELEASE                Contact:    Robert M. Rosenberg
                                                 Chief Financial Officer
                                                 Firebrand Financial Group, Inc.
                                                 (212) 208-6565

Firebrand Financial Group, Inc. Reports Nine Month Results; Announces Discontinuance of Full Service Retail Activities of GKN Securities
--------------------------------------------------------------------------------

New York, December 18, 2000 - Firebrand Financial Group, Inc. (NASDAQ: FFGI) reported a net loss of $9,716,000 or $1.09 per share for the nine months ended October 31, 2000, versus a loss of $4,726,000 or $0.55 a share in the corresponding year-earlier period. Losses from continuing operations were $2,792,000 or $0.31 a share versus a gain of $48,000 or $0.01 per share in the year-earlier period.

Firebrand discontinued the full service brokerage activities of its wholly owned subsidiary, GKN Securities Corp., in December 2000, as discussed below. The results of GKN are recorded as a discontinued operation in Firebrand's financial statement for the period ended October 31, 2000 and restated as discontinued for comparison purposes for the period ended October 31, 1999.

From continuing operations, revenues for the nine months ended October 31, 2000 were $10,153,000, a 42% increase from the prior year. Investment banking revenues rose sharply to $1,738,000, from $52,600, reflecting activity at EarlyBirdCapital Inc., which initiated operations in the current fiscal year. Revenues from asset management services more than doubled to $1,450,000. However, commission income was down 18% to $4,943,000.

Profit margins came under pressure from expanded staffing and greater occupancy and equipment costs at Shochet and EarlyBirdCapital, as well as higher business development expenses as those companies expanded their brand recognition and Internet presence.

In December 2000, FFGI determined that its best strategic alternative was to exit the full service retail brokerage business. "Our retail operation at GKN had reached a point of diminishing returns," said John Margaritis, CEO. "To succeed, we had to appreciably increase our number of brokers, or contract. Given the market conditions, we chose the latter strategy," he concluded.

Accordingly, it is entering into a number of transactions with broker/dealer firms to transfer GKN accounts to these broker/dealer firms; the broker/dealer firms, in turn, are hiring the ex-GKN brokers that had serviced these accounts. Going forward, GKN will be paid an override on the production of these transferred brokers. Broker/dealer firms with whom these transactions are being made include Investec Ernst & Co., Joseph Stevens & Co. and two FFGI partially owned subsidiaries, Shochet Securities and EarlyBirdCapital, Inc.


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The company also announced that John P. Margaritis had assumed the additional title of Chairman of the Board. David Nussbaum, the former Chairman, remains both Chairman and Chief Executive Officer of EarlyBirdCapital.com, Inc. The change allows Mr. Nussbaum to direct a greater amount of his efforts to the EarlyBird opportunity.

Firebrand Financial Group, Inc. through its operating companies, EarlyBirdCapital.com, Inc., GKN Securities Corp., and Shochet Holding Corp., is primarily engaged in investment banking, online investing, merchant banking and asset management, and securities brokerage. Headquartered in New York City, the Company maintains operations in New York, Florida and Zurich, Switzerland.




This press release contains forward-looking statements by the Company that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's periodic filings with the SEC.

                                      # # #
                                (table attached)



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
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                                                  Firebrand Financial Group Inc.
                                                    Summary Profit & Loss Table

                                                ($000's, except earnings per share)

                                                       Quarter Ended October 31,              Nine Months Ended October 31,
                                                       -------------------------              -----------------------------
                                                         2000                 1999                 2000               1999
                                                         ----                 ----                 ----               ----

Revenues                                          $        719,000     $    1,656,000        $    10,153,000      $     7,169,000

Expenses                                          $      5,956,000     $    2,329,000        $    16,032,000      $     6,944,000

Minority interest in operations of subsidiaries          1,094,000                  -              2,030,000            -
                                                 -------------------   ----------------      ----------------    -----------------
Pre-tax income (loss) from
   continuing operations                          $     (4,143,000)    $     (673,000)       $    (3,849,000)    $        225,000

Income tax provision (benefit)                    $              -     $      142,000        $    (1,057,000)    $        177,000
                                                 ------------------    ----------------      ----------------    -----------------
Net income (loss) from
   continuing operations                          $     (4,143,000)    $     (815,000)       $    (2,792,000)    $         48,000
                                                 ------------------    ----------------      -----------------   -----------------
Net loss from discontinued operations             $     (1,819,000)    $   (2,831,000)       $    (6,924,000)    $     (4,774,000)

Net income (loss)                                 $     (5,962,000)    $   (3,646,000)       $    (9,716,000)    $     (4,726,000)
                                                 ------------------    ----------------      -----------------   -----------------
Weighted average common shares
   outstanding - basic and diluted                       9,019,387          8,623,180              8,895,603            8,565,581

Earnings (loss) per share -
   basic and diluted

   Earnings (loss) from continuing operations     $          (0.46)    $        (0.09)        $       (0.31)     $           0.01

   Earnings (loss) from discontinued operations   $          (0.20)    $        (0.33)        $       (0.78)     $          (0.56)

   Net earnings (loss) per share                  $          (0.66)    $        (0.42)        $       (1.09)     $          (0.55)
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